Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds, Municipal State Series--4 (California and Florida Insured Series):

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-62969 of our opinion dated July 28, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 20, 1997